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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in Registration Statement Nos. 33-82612, 33-45694, 33-27737, 333-05811, 333-44983, 333-44979, 333-101725, 333-101729 and 333-110141 of Scientific Games Corporation on Form S-8 and Registration Statement Nos. 333-74590, 333-110477 and 333-112452 of Scientific Games Corporation on Form S-3 of our report on the financial statements and financial statement schedule dated March 16, 2005, and of our report on internal control over financial reporting dated March 16, 2005 (which report expresses an adverse opinion and an explanatory paragraph relating to a material weakness identified) relating to management's report on the effectiveness of internal controls over financial reporting appearing in the Annual Report on Form 10-K of Scientific Games Corporation for the year ended December 31, 2004.

                  /s/ Deloitte & Touche LLP

Atlanta, Georgia
March 16, 2005

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM